Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to use of our report dated March 1, 2023, except for Note 19, as to which the date is February 26, 2025, with respect to the consolidated financial statements of Astec Industries, Inc., incorporated herein by reference.

/s/ KPMG LLP

Atlanta, Georgia

August 6, 2025